SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                 )

Filed by the Registrant  |_|
Filed by a Party other than the Registrant  |X|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Preliminary Proxy Statement        |_|  Confidential, For Use
                                                  of the Commission Only
                                                  (as permitted by
                                                  Rule 14a-6(e) (2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                  THE SALOMON BROTHERS FUND INC.
--------------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)

Elliott Associates, L.P. and Elliott International, L.P.
--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
        |X| No fee required.
        |_| Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and
            0-11.

         (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
--------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

         (5) Total fee paid:
--------------------------------------------------------------------------------
         |_| Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:
--------------------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------
         (3) Filing Party:
--------------------------------------------------------------------------------
         (4) Date Filed:
--------------------------------------------------------------------------------

 ELLIOTT ASSOCIATES, L.P.               ELLIOTT INTERNATIONAL, L.P.
 c/o Elliott Management Corporation     c/o Bank of Bermuda (Cayman) Limited
 712 Fifth Avenue                       Strathvale House, 2nd Floor
 New York, New York  10019-4108         North Church Street
                                        George Town
                                        Grand Cayman Islands
                                        British West Indies

AN OPEN LETTER TO THE DIRECTORS OF THE SALOMON BROTHERS FUND INC.

     o   STOCKHOLDER VALUE IS NOT A "SIDE SHOW" - IT SHOULD BE THE MAIN EVENT

     o OUR FUND'S PERSISTENT DISCOUNT TO NET ASSET VALUE MUST BE ELIMINATED OR NEARLY ELIMINATED TO CREATE STOCKHOLDER VALUE, EVEN IF IT REDUCES THE AMOUNT OF MANAGEMENT FEES PAID TO CITIGROUP OR ANY SUCCESSOR

     o UNTIL YOU ADDRESS AND SOLVE THE DISCOUNT PROBLEM WE WILL CONTINUE TO URGE SBF STOCKHOLDERS TO VOTE AGAINST THE NEW MANAGEMENT AGREEMENT

October 11, 2005

Mr. Andrew L. Breech
Ms. Carol L. Colman
Mr. William R. Dill
Mr. R. Jay Gerken, Chairman
Mr. William R. Hutchinson
Mr.Thomas F. Schlafly

Dear Directors of The Salomon Brothers Fund Inc.:

You have recommended that stockholders voting at the October 21, 2005 Special Meeting approve a new management agreement as part of Citigroup's $3.7 billion sale of its asset management business to Legg Mason. As you are aware, we are urging stockholders to vote the BLUE proxy card against adoption of the new management agreement unless and until you take action to eliminate or nearly eliminate SBF's significant discount to net asset value.

On September 27, 2005, additional proxy solicitation materials were filed with the SEC on behalf of SBF and other funds advised by Citigroup Asset Management. In those materials we were shocked to see the following statement describing Elliott's campaign to see the SBF Board take concrete steps to eliminate or nearly eliminate the discount to net asset value:

     "Side show issue - Dissidents are focusing on issue that lacks relevance to the purpose of the Special Meeting."

Is it really your view that creating value by eliminating or nearly eliminating the discount to net asset value "lacks relevance"? What then is the main event -- Citigroup's $3.7 billion?

   In our view, creating stockholder value should always be the main event for Directors. We suspect our fellow stockholders agree. Taking effective steps to eliminate or nearly eliminate the discount to net asset value, in turn, should be a critical focus in the Board's ongoing commitment to stockholders.

As we fully explained in our proxy materials, we believe SBF's stockholders have suffered from approximately $200 million in aggregate value trapped by the Fund's discount to net asset value, and SBF's efforts to address this problem through limited stock buybacks have been wholly ineffective in our opinion. As you know, there are several ways to remedy this problem for the benefit of all stockholders, and we have discussed the various options available to SBF in detail with your Chairman. Some of the strategies could involve shrinking the assets under management upon which Citigroup's management fees are based, but that must not stand in the way of the Board's acting in the interest of stockholders.

Based on disclosure in SBF's recent public filings, it appears that the five directors labeled as "independent" by SBF collectively maintain approximately 90 paid directorships on the Boards of funds managed by Citigroup affiliates, seemingly resulting in aggregate compensation amounting to hundreds of thousands of dollars in calendar year 2004.

SBF's stockholders - the people who have placed their trust and money in your care - continue to suffer because of the discount to net asset value. Yet the elimination of that discount seems to be something you cannot bring yourselves to discuss in your correspondence with stockholders. We believe you should formulate and disclose to all stockholders your specific plans to eliminate or nearly eliminate that discount before you try to sell them on a new management agreement that facilitates a transaction benefiting Citigroup and its stockholders to the tune of $3.7 billion. Please take care of SBF's stockholders first. After you have done that, you may find a more receptive audience for your Citigroup-Legg Mason recommendation.

We trust that you agree that as Directors, you owe a fiduciary duty to the stockholders of SBF and no one else. We hope that you also agree as Directors that creating value for stockholders should always be the "main event." Accordingly, we call upon you to publicly repudiate SBF's "side show" characterization.

The discount to net asset value can and should be eliminated or nearly eliminated. Until you address and solve that problem we will continue to urge SBF stockholders to vote against the new management agreement.

Sincerely yours,

/s/ Mark Levine
---------------
Mark Levine
Portfolio Manager

To our Fellow Stockholders:

The Special Meeting of Stockholders of the Salomon Brothers Fund Inc. scheduled for October 21, 2005 is only a few days away. Your vote is extremely important regardless of the number of shares you own. Remember, even if you have already returned management's white proxy card you have every right to change your mind. We urge you to vote AGAINST the new management agreement by signing, dating and returning the enclosed BLUE proxy card today!

If you have any questions, or need further information, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free, at 1-888-750-5834.



-------------------------------------------------------------------------------

   If you have any questions or need assistance in voting your shares, please contact the firm that is assisting us in the solicitation of proxies:

                           Innisfree M&A Incorporated
                         501 Madison Avenue, 20th Floor
                               New York, NY 10022
                          Toll-Free Call: 888-750-5834

                                    IMPORTANT

            IF YOU HOLD YOUR SHARES THROUGH A BANK, BROKER, CUSTODIAN
             OR OTHER RECORDHOLDER, PLEASE CHECK THE VOTING FORM BY THAT BANK, BROKER, CUSTODIAN OR OTHER RECORDHOLDER, TO
                 SEE IF IT OFFERS TELEPHONE OR INTERNET VOTING.

-------------------------------------------------------------------------------